Exhibit 99.1

August 4, 2003

FOR:
MEDTOX Scientific, Inc.
402 West County Road D
St. Paul, MN 55112
Contact: Stephen Anderson (877) 715-7236

FOR IMMEDIATE RELEASE

MEDTOX SCIENTIFIC ANNOUNCES
SECOND QUARTER RESULTS

ST. PAUL, August 4, 2003 – MEDTOX Scientific, Inc. (AMEX-TOX), announced today results for the second quarter ended June 30, 2003. For the three-month period, revenue was $13,157,000, compared to $13,918,000 from the prior-year period. The Company recorded a net loss for the quarter of $250,000, or ($0.05) per diluted share, compared to net income of $1,008,000, or $0.20 per diluted share, for the comparable period last year. Included in the loss for the current period are severance and employment related expenses of $186,000 and $78,000 related to the acquisition of Leadtech.

“We continue to be negatively impacted by current economic conditions,” said Dick Braun, chief executive officer of MEDTOX. “Over 60% of our Laboratory Segment revenue is related to hiring and employment levels. Second quarter operating results reflect the impact of negative job growth continuing into its third consecutive year. In our Laboratory Segment, sample volumes from pre-existing occupational health and corporate workplace drugs of abuse (DAU) clients declined by 15.5% from last year’s second quarter. Strong new account additions in laboratory DAU continue to mitigate the current lower testing volume from pre-existing clients. In the second quarter of 2003, new customers added within the last 12 months sent 62,000 DAU samples, or 14% of the total volume for the quarter, to our laboratory. Also, within our Laboratory Segment, Specialty Laboratory Services continued to grow, with revenue increasing to $7.5 million from $6.8 million in the first six months of 2002, or an increase of 10%,” Braun said. “While the economy appears to be strengthening it has not yet positively affected job growth. In the second quarter, real GDP grew at an annual rate of about 2.4%, while hours worked dropped by 1.6%. This would indicate that all of the gain in output is attributable to productivity increases in the range of 3.5% to 4.0%. At some point future gains in output will require U.S. job growth to revert to historic levels, and when the strengthening economy leads to such job growth we continue to anticipate built-in growth and operating leverage from existing and new workplace clients as they add employees, and from our gains in market share.”

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Diagnostic Segment revenues were down ($300,000) from the second quarter of 2002. The decline is attributable to lower sales of the VERDICT®-II product line. The Company’s government clients that purchase VERDICT®-II are experiencing significant budgetary constraints, which have consequently resulted in lower levels of purchasing. It is estimated that states have cut up to $40 billion in spending over the last two years and these reductions continue into the fiscal year that began July 1. New sales activity in the government market increased in the second quarter attributable to our added value DAR training coupled with the VERDICT®-II device. Sales of PROFILE®-II, PROFILE®-II A and PROFILE®-II ER continue to increase, and with higher unit prices and margins than VERDICT®-II, this should continue to reduce the negative impact of government sales as the year progresses. MEDTOX’s ER related products are now approved for sale on the major U.S. hospital group purchasing contracts (GPO’s), which has contributed to a sales increase of 30% year over year.

The Company continues to take measures to reduce expenses, including reducing staffing. Year to date staffing has been reduced by 52 FTE’s (30 in the first quarter and 22 in the second) for a 10% reduction in MEDTOX’s total employment level. In the third quarter the Company will initiate three significant LEAN projects with the objective of further reducing both operating expenses and SG&A in our Laboratory Segment. “While current cyclical economic conditions continue to offer challenges, they also create opportunities. We continue to add market share in laboratory DAU, grow our Specialty Laboratory Services, and diversify our Diagnostic Segment with new products and services that will mitigate the short term pressure of lower government sales of VERDICT®-II,” said Braun.

MEDTOX will hold a teleconference to discuss second quarter 2003 results today at 9:30 a.m. Central Time (10:30 a.m. Eastern). Dialing 800-387-5648 a few minutes prior to the scheduled start time on August 4 will access a listen-only broadcast of the teleconference. International callers may access the call by dialing 706-634-5527. Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX. A simultaneous webcast of the conference call will be available on the MEDTOX website in the “investors” section at www.medtox.com. An audio replay of the conference call will be available through August 11 at 800-642-1687 reservation code # 1721075. International callers may access the replay at 706-645-9291 with the same reservation code.

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MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory and on-site/point-of-collection (POC) devices. The company also supports customers with complete logistics, data and program management services. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs of abuse, therapeutic drugs and biological and agricultural toxins and provides employment drug screening and occupational health testing. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. To be automatically alerted by e-mail about company information, please go to http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=tox&script=1900 and follow the directions on the page. For more information see www.medtox.com.

Note: Forward-looking statements contained in this press release are made under the Private Securities Reform Act of 1995. Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business, and changes in the competitive environment. Further discussions of factors that may cause such results to differ are identified on page three of the Company’s 2002 annual report on Form 10-K and incorporated herein by reference.

MEDTOX SCIENTIFIC, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
REVENUES:
Laboratory services	$10,085	$10,540	$19,619	$19,877
Product sales	3,072	3,378	6,009	6,392

	13,157	13,918	25,628	26,269
COST OF REVENUES:
Cost of services	6,735	6,724	13,202	13,080
Cost of sales	1,357	1,272	2,621	2,361

	8,092	7,996	15,823	15,441

GROSS PROFIT	5,065	5,922	9,805	10,828

OPERATING EXPENSES:
Selling, general and administrative	4,460	4,237	8,721	8,015
Research and development	419	304	832	578

	4,879	4,541	9,553	8,593

INCOME FROM OPERATIONS	186	1,381	252	2,235

OTHER INCOME (EXPENSE):
Interest expense, net	(296)	(340)	(595)	(693)
Other expense, net	(140)	(33)	(234)	(49)

	(436)	(373)	(829)	(742)

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(250)	1,008	(577)	1,493

INCOME TAX BENEFIT	--	--	124	--

NET INCOME (LOSS)	$(250)	$1,008	$(453)	$1,493

BASIC EARNINGS (LOSS) PER COMMON SHARE	$(0.05)	$0.21	$(0.09)	$0.31

DILUTED EARNINGS (LOSS) PER COMMON SHARE	$(0.05)	$0.20	$(0.09)	$0.29

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
Basic	4,926,708	4,792,279	4,920,317	4,788,576
Diluted	4,926,708	5,145,718	4,920,317	5,086,791

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MEDTOX SCIENTIFIC, INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands) (Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$841	$439
Accounts receivable	9,322	9,398
Inventories	3,744	4,395
Other current assets	2,027	2,018

Total current assets	15,934	16,250

Building, equipment and improvements, net	15,308	14,769

Other assets	26,524	27,036

Total assets	$57,766	$58,055

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$13,843	$14,164

Long-term obligations	9,203	9,007

Stockholders' equity	34,720	34,884

Total liabilities and stockholders' equity	$57,766	$58,055

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